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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of New England Business Service, Inc:

We consent to the incorporation by reference in Registration Statement Nos. 2-72662, 33-38925, 33-56227, 333-32719, 333-44825 and 333-44819 of New England
Business Service, Inc. on Form S-8 and Registration Statement Nos. 333-26499 and 333-57657 of New England Business Service, Inc. on Form S-3 of our report dated July 26, 1999, appearing in this Annual Report on Form 10-K of New England Business Service, Inc. for the year ended June 26, 1999.



/s/ Deloitte & Touche LLP

Boston, Massachusetts
September 10, 1999